UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 2, 2012
Date of report (Date of earliest event reported)

SurModics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 500-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations And Financial Condition.

On February 2, 2012, SurModics, Inc. (the “Company”) issued a press release announcing preliminary results for the quarter ended December 31, 2011. On February 6, 2012, the Company issued a press release announcing its full results for the same period.  Copies of the press releases are furnished and attached hereto as Exhibits 99.1 and 99.2, respectively, to this report.

Item 4.02      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)  In connection with the preparation of the financial statements for the fiscal quarter ended December 31, 2011, the Company identified an error in its accounting related to an asset impairment charge associated with its Pharmaceuticals business which was recognized in the Company’s fiscal fourth quarter ended September 30, 2011.  As a result, on February 3, 2012, based on the recommendation of management, the Audit Committee (the “Committee”) of the Board of Directors of the Company concluded that the consolidated financial statements, Management’s Report on Internal Control Over Financial Reporting, and the Reports of the Independent Registered Public Accounting Firm thereon for the fiscal year ended September 30, 2011, should no longer be relied upon.  The Company will amend its Annual Report on Form 10-K for the fiscal year ended September 30, 2011, to restate its consolidated financial statements and related disclosures and revise Management’s Report on Internal Control Over Financial Reporting.

In the fiscal quarter ended September 30, 2011, the Company recorded a pre-tax asset impairment charge of $17.9 million associated with certain long-lived assets of its Pharmaceuticals business.  During its preparation of the financial statements for the fiscal quarter ended December 31, 2011, the Company determined that the carrying value of the assets used to determine the impairment charge should have excluded certain deferred revenue, deferred tax and other liabilities totaling $10.2 million and, as a result, the amount of the pre-tax asset impairment charge should have been $28.1 million.  Accordingly, the Company will restate its financial statements for the year ended September 30, 2011, to reflect the $28.1 million asset impairment charge.  The restated financial results will include the following: operating loss of $27.7 million, compared with the previously reported operating loss of $17.5 million; net loss of $18.5 million, compared with the previously reported net loss of $12.8 million; diluted net loss per share of ($1.06), compared with the previously reported diluted net loss per share of ($0.73).  There is no cash impact associated with the restatement and it will have no effect on continuing operations. The Company expects to file an amendment to its Annual Report on Form 10-K for the year ended September 30, 2011, with the Securities and Exchange Commission within the next two weeks.

Upon concluding that the consolidated financial statements should be restated, the Company’s Chief Executive Officer and interim Chief Financial Officer re-evaluated the effectiveness of internal control over financial reporting based on the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission as of September 30, 2011, and determined that a material weakness existed in the operating effectiveness of our internal controls over financial reporting related to evaluating non-routine events or transactions.  As a result, the Company’s Chief Executive Officer and interim Chief Financial Officer concluded that the Company’s internal control over financial reporting was not effective as of September 30, 2011.

The Company’s management and the Committee have discussed the matters disclosed in this filing with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

Item 9.01      Financial Statements and Exhibits.

          (d)       Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 2, 2012.
99.2	Press Release dated February 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date:	February 6, 2012	/s/ Timothy J. Arens
Timothy J. Arens
Vice President of Finance, and interim Chief
Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated February 2, 2012.
99.2	Press Release dated February 6, 2012.